UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 19, 2022

NMF SLF I, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56123	83-3291673
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 24, 2021, the board of directors (the “Board”) of NMF SLF I, Inc. (the “Company”) adopted a Dividend Reinvestment Plan (the “Plan”), which became effective on March 24, 2021. The Plan is an “opt out” dividend reinvestment plan, which allows shareholders to automatically reinvest distributions declared by the Company into additional shares of the Company’s common stock. If a stockholder chooses to “opt out,” then such stockholder will receive cash in lieu of shares of the Company’s common stock.

On August 16, 2022, the Board amended and restated the Plan (the “Amended and Restated Plan”), effective as of September 18, 2022. The Amended and Restated Plan clarifies that by “opting out”, a shareholder may elect to receive some or all of their dividends or distributions in cash. Additionally, the notice requirement for shareholders to withdraw or modify their election under the Amended and Restated Plan is amended such that a shareholder must notify American Stock Transfer and Trust Company, LLC, the plan administrator and the Company’s transfer agent and registrar, of any changes to their election no later than the day before the start of the quarterly period for which the stockholder desires to receive some or all of the dividend or distribution in cash.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Plan, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.

10.1	Amended and Restated Dividend Reinvestment Plan of NMF SLF I, Inc., effective as of September 18, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMF SLF I, inc.

Date: August 19, 2022	By:	/s/ Joseph W. Hartswell
		Name:	Joseph W. Hartswell
		Title:	Corporate Secretary and Chief Compliance Officer